EXHIBIT 10.27

December 2019 Amendment

CFG Voluntary Executive Deferred Compensation Plan Second Amendment

Effective for Plan Years beginning on and after January 1, 2020, the CFG Voluntary Executive Deferred Compensation Plan Amended and Restated September 1, 2014 (the "Plan"), is hereby amended to reflect that commission pay shall be an added deferral source for certain eligible Employees.

Definition of Eligible Compensation

Subsection 2.11 of the Plan is hereby amended in its entirety as follows:

"Eligible Compensation" means the amount of a Participant's Total Compensation that is attributable to base salary, annual bonuses and commission pay, if applicable. For avoidance of doubt (i) "annual bonuses" eligible for deferral include only unrestricted cash bonuses; and (ii) "commission pay" eligible for deferral includes only commissions earned and paid after January 1, 2020 from the Home Mortgage Compensation Plans and CSI Sales Compensation Plan.

Commission Pay Deferral Commitment

Subsection 3.2 of the Plan is hereby amended by the addition of the following new subsection (c) at the end thereof:

(c)    Commission Pay Deferral Commitment. A Participant may elect to defer from 1 percent to 80 percent of his or her commission pay to be paid by the Employer. The Deferral Commitment for commission pay shall be delivered to the Plan record keeper prior to the beginning of the Plan Year and shall apply only to commissions payable for services to be performed in the next succeeding Plan Year.

Deferral Commitment by a Newly Eligible Participant

Subsection 3.3 of the Plan is hereby amended in its entirety as follows:

The initial Deferral Commitment of a Newly Eligible Participant shall be made by the Participant and delivered to the Committee not later than 30 days after the Employee is advised by the Plan record keeper that he or she is eligible to participant in the Plan (i.e. after his or her first day of eligibility); provided that the Deferral Commitment for this first Plan Year shall apply only to the base salary paid or commission pay paid for services to be performed subsequent to the election.

Except as amended herein, the Plan is confirmed in all other respects.

Executed this 9th day of December, 2019 by and on behalf of Citizens Financial Group, Inc. by its duly authorized officer.

Citizens Financial Group, Inc.

By: /s/ Sal J. Di Liberti
Name: Sal J. Di Liberti, SVP
Date: 12/9/19